UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 18, 2011)

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,

Abingdon, VA 24212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 18, 2011, Alpha Natural Resources, Inc. (“Alpha”) and certain of Alpha’s wholly owned subsidiaries entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of themselves and the other underwriters named in Schedule II thereto (collectively, the “Underwriters”), to issue and sell to the Underwriters $800 million aggregate principal amount of 6% senior notes due 2019 and $700 million aggregate principal amount of 6.25% senior notes due 2021 (together, the “Senior Notes”).  Alpha estimates that the net proceeds from the offering of the Senior Notes will be approximately $1.47 billion, after deducting underwriting discounts and commissions and estimated offering expenses.  Alpha intends to use the proceeds from this offering to finance a portion of its proposed acquisition of Massey Energy Company (“Massey”).

The sale of the Senior Notes was made pursuant to Alpha’s registration statement on Form S-3 (No. 333-165473) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus dated March 15, 2010, as supplemented by the prospectus supplement dated May 19, 2011 filed with the SEC pursuant to Rule 424(b).

The Underwriting Agreement includes representations, warranties and covenants by Alpha customary for agreements of this nature. It also provides for customary indemnification by each of Alpha and the Underwriters against certain liabilities arising out of, or in connection with, the sale of the Senior Notes and customary contribution provisions in respect of those liabilities. The sale of the Senior Notes is expected to close on June 1, 2011.

Alpha intends to consummate its proposed acquisition of Massey concurrently with the issuance of the Senior Notes. If the proposed acquisition of Massey is not consummated concurrently with the offering or on or prior to September 1, 2011, Alpha will redeem the Senior Notes at a price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest to, but not including, the date of redemption, pursuant to the terms of the Indenture governing the Senior Notes.  Alpha may redeem the Senior Notes prior to such date if it determines in its sole discretion that the Merger will not be consummated on or prior to September 1, 2011.

The foregoing description of the Underwriting Agreement is a summary and is not meant to be a complete description of this agreement. This description is qualified in its entirety by reference to the detailed provisions of the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and incorporated by reference into this Current Report on Form 8-K and the Registration Statement.

Certain of the Underwriters and their affiliates have provided and may provide certain commercial banking, financial advisory, investment banking and other services for Alpha and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Alpha’s debt or equity securities or loans, and may do so in the future.

Affiliates of certain of the Underwriters are lenders under Alpha’s existing credit agreement and, as such, will receive a portion of the proceeds from the issuance of the Senior Notes. Each of the Underwriters or their affiliates will be agents and/or lenders under the Amended and Restated Credit Agreement. Morgan Stanley & Co. Incorporated is also acting as a financial advisor to us in connection with the acquisition of Massey and will receive customary fees in connection therewith.

Third Amended and Restated Credit Agreement

On May 19, 2011, in connection with the acquisition of Massey, Alpha entered into a Third Amended and Restated Credit Agreement to amend and restate in its entirety the credit agreement dated as of July 30, 2004, as amended as of November 12, 2004 and as of October 18, 2005, as amended and restated as of July 7, 2006, as amended effective July 31, 2009 and as further amended and restated as of April 15, 2010 (as so amended and restated, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended and restated by the Third Amended and Restated Credit Agreement, is referred to as the “New Credit Agreement”), with Citicorp North

America, Inc., as administrative agent and as collateral agent, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, The Royal Bank of Scotland plc and Union Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, Morgan Stanley Senior Funding, Inc., as sole syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers, and various other financial institutions, as lenders.  The terms of the New Credit Agreement will amend and restate and supersede the Existing Credit Agreement in its entirety upon the satisfaction of certain conditions precedent, including the consummation of the acquisition of Massey on or prior to September 1, 2011 (the satisfaction of such conditions precedent is referred to as the “initial Credit Event”).  The Existing Credit Agreement will remain in full force and effect until the occurrence of the initial Credit Event and, if the initial Credit Event does not occur on or prior to September 1, 2011, then the New Credit Agreement will terminate, without any effect on the Existing Credit Agreement.

Upon the occurrence of the initial Credit Event, the New Credit Agreement will provide for a $600 million senior secured term loan A facility (the “Term Loan Facility”) and a $1,000 million senior secured revolving credit facility (the “Revolving Facility”).  Pursuant to the New Credit Agreement, Alpha may request incremental term loans or increase the revolving commitments in an aggregate amount of up to $1,250 million, plus an additional $750 million subject to compliance with a consolidated senior secured leverage ratio.  The lenders under these facilities will not be under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in such loans or commitments will be subject to certain customary conditions precedent.

Interest Rate and Fees.  Borrowings under the New Credit Agreement will bear interest at a rate per annum equal to an applicable margin plus, at Alpha’s option, either (a) a base rate determined by reference to the highest of (i) the rate that Citibank, N.A. announces from time to time as its prime or base commercial lending rate, (ii) the federal funds effective rate plus 0.50% and (iii) a LIBO rate for a 30-day interest period as determined on such day, plus 1.00%, or (b) a LIBO rate for the interest period relevant to such borrowing adjusted for certain additional costs.  The initial applicable margin for borrowings under the New Credit Agreement will be 1.50% with respect to base rate borrowings and 2.50% with respect to LIBO rate borrowings.  Commencing with the fiscal quarter ending September 30, 2011, the applicable margin for borrowings under the New Credit Agreement will be subject to adjustment each fiscal quarter based on Alpha’s consolidated leverage ratio for the preceding fiscal quarter.  Swingline loans will bear interest at a rate per annum equal to the base rate plus the applicable margin.  In addition to paying interest on outstanding principal under the New Credit Agreement, Alpha will be required to pay a commitment fee to the lenders under the Revolving Facility in respect of the unutilized commitments thereunder. The initial commitment fee is 0.50% per annum.  Commencing with the completion of the fiscal quarter ending September 30, 2011, the commitment fee will be subject to adjustment each fiscal quarter based on Alpha’s consolidated leverage ratio for the preceding fiscal quarter.  Alpha must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments.  The New Credit Agreement requires Alpha to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds (including the fair market value of noncash proceeds) of certain asset sales and condemnation events in excess in any fiscal year of the greater of $1,500 million and 15% of consolidated tangible assets as of the end of each fiscal year, (ii) 100% of the aggregate gross proceeds (including the fair market value of noncash proceeds) of certain Intracompany Disposals (as defined in the Credit Agreement) exceeding $500 million during the term of the New Credit Agreement and (iii) 100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the New Credit Agreement. Mandatory prepayments will be applied first to the Term Loan Facility and thereafter to reductions of the commitments under the Revolving Facility. If at any time the aggregate amount of outstanding revolving loans, swingline loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Facility exceeds the commitment amount, Alpha will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.

Voluntary Prepayments; Reductions in Commitments. Alpha may prepay, in whole or in part, amounts outstanding under the New Credit Agreement, with prior notice but without premium or penalty (other than customary “breakage” costs with respect to LIBO rate loans) and in certain minimum amounts.  Alpha may also repurchase loans outstanding under the Term Loan Facility pursuant to standard reverse Dutch auction and open market purchase provisions, subject to certain limitations and exceptions.  Alpha may make voluntary reductions to the unutilized commitments of the Revolving Facility from time to time without premium or penalty.

Amortization and Final Maturity.  Beginning on September 30, 2011, Alpha is required to make scheduled quarterly amortization payments with respect to loans under the Term Loan Facility.  In the last two quarters of 2011 and the first two quarters of 2012, each quarterly amortization payment will be in an amount equal to 1.25% of the original principal amount of the term loans.  In the last two quarters of 2012 and the first two quarters of 2013, each quarterly amortization payment will be in an amount equal to 2.5% of the original principal amount of the term loans.  In the last two quarters of 2013 and the first two quarters of 2014, each quarterly amortization payment will be in an amount equal to 3.75% of the original principal amount of the term loans.  In the last two quarters of 2014 and the first two quarters of 2015, each quarterly amortization payment will be in an amount equal to 5% of the original principal amount of the term loans.  In the last two quarters of 2015 and the first two quarters of 2016, each quarterly amortization payment will be in an amount equal to 12.5% of the original principal amount of the term loans.  There is no scheduled amortization under the Revolving Facility.  The principal amount outstanding on the loans under the Revolving Facility will be due and payable on June 30, 2016.  The Term Loan Facility and Revolving Facility will each mature on June 30, 2016.

Guarantees and Collateral.  All obligations under the New Credit Agreement are unconditionally guaranteed by certain of Alpha’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of Alpha’s future wholly owned domestic subsidiaries.  All obligations under the New Credit Agreement and certain hedging and cash management obligations with lenders and affiliates of lenders thereunder are secured, subject to certain exceptions, by substantially all of Alpha’s assets and the assets of Alpha’s subsidiary guarantors, in each case subject to exceptions, thresholds and limitations.

Certain Covenants and Events of Default. The New Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict Alpha’s ability and the ability of Alpha’s subsidiaries to:

•                                          make investments, loans and acquisitions;

•                                          incur additional indebtedness;

•                                          incur liens;

•                                          consolidate or merge;

•                                          sell assets, including capital stock of its subsidiaries;

•                                          pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other Indebtedness;

•                                          engage in transactions with its affiliates;

•                                          materially alter the business it conducts; and

•                                          create restrictions on the payment of dividends or other amounts to Alpha from Alpha’s restricted subsidiaries.

In addition, the New Credit Agreement requires Alpha to comply with certain financial ratio maintenance covenants.

The New Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $25 million.

The foregoing description of the New Credit Agreement is a summary and is not meant to be a complete description of this agreement.  This description is qualified in its entirety by reference to the detailed provisions of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The lenders and their affiliates have provided and may provide certain other commercial banking, financial advisory and investment banking and other services for Alpha and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions, including acting as underwriters in Alpha’s Senior Notes offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included pursuant to Item 1.01 with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 18, 2011, Alpha issued a press release announcing the pricing of its public offering of the Senior Notes.  A copy of Alpha’s press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated May 18, 2011, among Alpha, certain of Alpha’s wholly owned subsidiaries, as guarantors, and Morgan Stanley Incorporated and Citigroup Global Markets Inc., on behalf of the Underwriters.

10.1

Third Amended and Restated Credit Agreement, dated as of May 19, 2011, by and among Alpha, the lenders party thereto, the issuing banks party thereto, Citicorp North America, Inc. as administrative and collateral agent and Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers.

99.1	Press release dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

May 20, 2011	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement, dated May 18, 2011, among Alpha, certain of Alpha’s wholly owned subsidiaries, as guarantors, and Morgan Stanley Incorporated and Citigroup Global Markets Inc., on behalf of the Underwriters.

10.1

Third Amended and Restated Credit Agreement, dated as of May 19, 2011, by and among Alpha, the lenders party thereto, the issuing banks party thereto, Citicorp North America, Inc. as administrative and collateral agent and Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers.

99.1	Press release dated May 18, 2011.